As filed with the Securities and Exchange Commission on May 19, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TSAKOS ENERGY NAVIGATION LIMITED

(Exact name of Registrant as Specified in its Charter)

Bermuda	Not Required
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

367 Syngrou Avenue

175 64 P. Faliro

Athens, Greece

(Address of Principal Executive Offices)

TSAKOS ENERGY NAVIGATION LIMITED

2004 INCENTIVE PLAN

(Full Title of the Plan)

Emmanuel G. Pantelides

Marine Services Corporation

46 Trinity Place

New York, New York 10006

(212) 269-1426

(Name, Address and Telephone Number, including area code of Agent for Service)

Copy to:

Stephen P. Farrell, Esq.

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

Fax: (212) 309-6001

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (2)(3)
Common Shares, $1.00 par value (including preferred share purchase rights)	$500,000	(1)	$36.855(2)	$18,427,500	(2)	$1,972

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, to the extent additional common shares may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all of such additional common stock.

(2)	The price is estimated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based on the average of the high and low prices per share of Tsakos Energy Navigation Limited Common Shares on May 18, 2006.

(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: Proposed maximum aggregate offering price multiplied by 0.000107.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference into this Registration Statement:

(a) Annual Report on Form 20-F for the fiscal year ended December 31, 2005, filed on April 20, 2006.

(b) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year ended December 31, 2005.

(c) Registration Statement on Form 8-A (File No. 001-31236), filed on February 8, 2002, describing the Registrant’s common shares, including any amendments or reports filed for the purpose of updating any such description.

(d) Registration Statement on Form 8-A (File No. 001-31236), filed on September 30, 2005, describing the Registrant’s preferred share purchase rights, including any amendments or reports filed for the purpose of updating any such description.

All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Every director, secretary and officer of the Registrant and member of a committee constituted under the Registrant’s Bye-laws (and his or her heirs and legal representatives) are indemnified out of the funds of the Registrant against all civil liabilities, losses, damages, charges or expenses (including but not limited to an amount paid to settle an action, satisfy a judgment, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him or her as such director, secretary, officer or committee member while exercising his or her powers and discharging his or her duties under The Bermuda Companies Act of 1981, as amended from time to time, and the Registrant’s Bye-laws. The indemnity extends to any person acting as a director, secretary, officer or committee member in the reasonable belief that he or she has been so appointed or elected, notwithstanding any defect in such appointment or election. The indemnity contained in the Registrant’s Bye-laws does not extend to any matter which would render it void pursuant to The Bermuda Companies Act of 1981. We also maintain a directors’ and officers’ liability insurance policy on behalf of our directors and officers.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit	Description

4.1	Memorandum of Association of Tsakos Energy Navigation Limited (filed as an Exhibit to the Registrant’s Registration Statement on Form F-1, dated February 5, 2002, and incorporated by reference herein).

4.2	Bye-laws of Tsakos Energy Navigation Limited (filed as an Exhibit to the Registrant’s Registration Statement on Form F-1, dated February 5, 2002, and incorporated by reference herein).

4.3	Tsakos Energy Navigation Limited 2004 Incentive Plan, (filed as an Exhibit to the Registrant’s Annual Report on Form 20-F, dated June 29, 2004, and incorporated by reference herein).

4.4	Share Certificate (filed as an Exhibit to the Registrant’s Registration Statement on Form F-1, dated February 5, 2002, and incorporated by reference herein).

4.5	Rights Agreement, dated as of September 29, 2005, between Tsakos Energy Navigation Limited and The Bank of New York, as Rights Agent (filed as an Exhibit to the Registrant’s Form 6-K dated September 30, 2005, and incorporated by reference herein).

5.1	Opinion of Mello Jones & Martin.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Mello Jones & Martin (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on the signature pages of this Registration Statement).

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, on May 19, 2006.

TSAKOS ENERGY NAVIGATION LIMITED

By:	/s/ Nikolas P. Tsakos
Nikolas P. Tsakos
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of D. John Stavropoulos and Nikolas P. Tsakos, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the date or dates indicated.

Signature	Title	Date

/s/ Nikolas P. Tsakos Nikolas P. Tsakos	President, Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2006

/s/ Paul Durham Paul Durham	Chief Financial Officer (Principal Financial Officer)	May 19, 2006

/s/ D. John Stavropoulos D. John Stavropoulos	Chairman of the Board	May 19, 2006

/s/ Michael G. Jolliffe Michael G. Jolliffe	Deputy Chairman of the Board	May 19, 2006

/s/ George V. Saroglou George V. Saroglou	Director	May 19, 2006

/s/ Torben Janholt Torben Janholt	Director	May 19, 2006

/s/ Peter Nicholson Peter Nicholson	Director	May 19, 2006

/s/ Francis T. Nusspickel Francis T. Nusspickel	Director	May 19, 2006

/s/ William A. O’Neil William A. O’Neil	Director	May 19, 2006

/s/ Antonio Taragoni Antonio Taragoni	Director	May 19, 2006

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Tsakos Energy Navigation Limited, has signed this registration statement on May 19, 2006.

/s/ Emmanuel G. Pantelides
Name: Emmanuel G. Pantelides

INDEX TO EXHIBITS

Exhibit	Description

4.1	Memorandum of Association of Tsakos Energy Navigation Limited (filed as an Exhibit to the Registrant’s Registration Statement on Form F-1, dated February 5, 2002, and incorporated by reference herein).

4.2	Bye-laws of Tsakos Energy Navigation Limited (filed as an Exhibit to the Registrant’s Registration Statement on Form F-1, dated February 5, 2002, and incorporated by reference herein).

4.3	Tsakos Energy Navigation Limited 2004 Incentive Plan, (filed as an Exhibit to the Registrant’s Annual Report on Form 20-F, dated June 29, 2004, and incorporated by reference herein).

4.4	Share Certificate (filed as an Exhibit to the Registrant’s Registration Statement on Form F-1, dated February 5, 2002, and incorporated by reference herein).

4.5	Rights Agreement, dated as of September 29, 2005, between Tsakos Energy Navigation Limited and The Bank of New York, as Rights Agent (filed as an Exhibit to the Registrant’s Form 6-K dated September 30, 2005, and incorporated by reference herein).

5.1	Opinion of Mello Jones & Martin.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Mello Jones & Martin (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on the signature pages of this Registration Statement).

*	Filed herewith.